Exhibit 99.1
FOR IMMEDIATE RELEASE

Q2 Holdings, Inc. Announces Second Quarter 2022 Financial Results

AUSTIN, Texas (August 3, 2022)—Q2 Holdings, Inc. (NYSE:QTWO), a leading provider of digital transformation solutions for banking and lending, today announced results for its second quarter ending June 30, 2022.

GAAP Results for the Second Quarter 2022

•Revenue for the second quarter of $140.3 million, up 14 percent year-over-year and up 5 percent from the first quarter of 2022.

•GAAP gross margin for the second quarter of 44.8 percent, consistent with the prior-year quarter and down from 45.1 percent in the first quarter of 2022.

•GAAP net loss for the second quarter of $25.2 million, compared to GAAP net losses of $30.1 million for the prior-year quarter and $23.6 million for the first quarter of 2022.

Non-GAAP Results for the Second Quarter 2022

•Non-GAAP revenue for the second quarter of $140.5 million, up 13 percent year-over-year and up 5 percent from the first quarter of 2022.

•Non-GAAP gross margin for the second quarter of 51.3 percent, down from 51.9 percent for the prior-year quarter and 51.4 percent for the first quarter of 2022.

•Adjusted EBITDA for the second quarter of $9.7 million, down from $9.9 million for the prior-year quarter and up from $8.1 million for the first quarter of 2022.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

“We are pleased with our performance to close out the first half of the year,” said Q2 CEO Matt Flake. “We had several key wins across all of our lines of business, highlighted by some of our largest digital banking and lending deals in company history. We also saw continued momentum with our Emerging Businesses, including the announcement of a new marquee partnership for Q2 Innovation Studio and increasing adoption of the ecosystem, as well as new wins for our Helix business.”

Second Quarter Highlights

Partnering with Strategic Customers, Digitizing the Entire Bank

•Signed a digital-only bank for a broad set of solutions led by retail digital banking, which represents one of our ten largest digital banking deals in company history.

•Signed a Tier 1 bank to a digital banking contract to utilize our small business and commercial digital banking solutions.

•Signed a Tier 1 bank in Australia to a digital lending contract to utilize our loan origination solutions, which represents the largest loan origination deal in company history.

•Exited the second quarter with more than 20.2 million registered users on the Q2 digital banking platform, representing 7 percent year-over-year growth and 3 percent sequential growth.

Facilitating the Convergence of Financial Services

•Signed a large lending company to a contract to utilize our Helix platform.

•Signed a bank to a contract to launch a digital-only brand, utilizing our Helix platform.

•Signed numerous Q2 Innovation Studio fintech partners including Rocket Mortgage, the single largest mortgage provider in the country.

“Through operational execution during the second quarter, we delivered revenue towards the high end of our guidance range and Adjusted EBITDA which exceeded the high end of our guidance range,” said David Mehok, Q2 CFO. “We are reiterating our full year guidance, although we are closely monitoring the uncertain economic backdrop. Going into the second half of the year, we will be focusing on continued business execution and prudent cost management while investing in areas of our business that we believe will drive long-term value.”

Financial outlook

As of August 3, 2022, Q2 Holdings is providing guidance for its third quarter of 2022 and full-year 2022, which represents Q2 Holdings' current estimates on Q2 Holdings' operations and financial results. The financial information below represents forward-looking, non-GAAP financial information, including estimates of non-GAAP revenue and adjusted EBITDA. GAAP net loss is the most comparable GAAP measure to adjusted EBITDA. Adjusted EBITDA differs from GAAP net loss in that it excludes items such as depreciation and amortization, stock-based compensation, acquisition related costs, interest and other (income) expense, income taxes, unoccupied lease charges, loss on extinguishment of debt and the impact to deferred revenue from purchase accounting. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking adjusted EBITDA guidance to GAAP net loss. However, it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods.

Q2 Holdings is providing guidance for its third quarter of 2022 as follows:

•Total non-GAAP revenue of $145.8 million to $147.8 million, which would represent year-over-year growth of 15 to 16 percent.

•Adjusted EBITDA of $6.2 million to $8.2 million, representing 4 to 6 percent of non-GAAP revenue for the quarter.

Q2 Holdings is providing guidance for the full-year 2022 as follows:

•Total non-GAAP revenue of $577.5 million to $581.5 million, which would represent year-over-year growth of 15 percent to 16 percent.

•Adjusted EBITDA of $41.4 million to $44.4 million, representing 7 to 8 percent of non-GAAP revenue for the year.

Conference Call Details

Date:	Thursday, August 4, 2022
Time:	8:30 a.m. EDT
Hosts:	Matt Flake, CEO / David Mehok, CFO / Jonathan Price, EVP Emerging Businesses, Corporate & Business Development
Conference Call Registration:	https://conferencingportals.com/event/ZwJrtqJb
Webcast Registration:	https://events.q4inc.com/attendee/238357577

All participants must register using the above links (either the webcast or conference call). A webcast of the conference call and financial results will be accessible from the investor relations section of the Q2 website at http://investors.Q2.com/. In addition, a live conference call dial-in will be available upon registration. Participants should dial in at least 10 minutes before the start of the conference call. An archived replay of the webcast will be available on this website for a limited time after the call.

About Q2 Holdings, Inc.

Q2 is a financial experience company dedicated to providing digital banking and lending solutions to banks, credit unions, alternative finance, and fintech companies in the U.S. and internationally. With comprehensive end-to-end solution sets, Q2 enables its partners to provide cohesive, secure, data-driven experiences to every account holder – from consumer to small business and corporate. Headquartered in Austin, Texas, Q2 has offices throughout the world and is publicly traded on the NYSE under the stock symbol QTWO. To learn more, please visit Q2.com.

Use of Non-GAAP Measures

Q2 uses the following non-GAAP financial measures: non-GAAP revenue; adjusted EBITDA; non-GAAP gross margin; non-GAAP gross profit; non-GAAP sales and marketing expense; non-GAAP research and development expense; non-GAAP general and administrative expense; non-GAAP operating expense; non-GAAP operating income (loss); non-GAAP net income; non-GAAP net income per share; and non-GAAP diluted weighted-average number of common shares outstanding. Management believes that these non-GAAP financial measures are useful measures of operating performance because they exclude items that Q2 does not consider indicative of its core performance.

In the case of non-GAAP revenue, Q2 adjusts revenue to exclude the impact to deferred revenue from purchase accounting adjustments. In the case of adjusted EBITDA, Q2 adjusts net loss for such items as interest and other (income) expense, taxes, depreciation and amortization, stock-based compensation, acquisition related costs, unoccupied lease charges, loss on extinguishment of debt and the impact to deferred revenue from purchase accounting. In the case of non-GAAP gross margin and non-GAAP gross profit, Q2 adjusts gross profit and gross margin for stock-based compensation, amortization of acquired technology, acquisition related costs, and the impact to deferred revenue from purchase accounting. In the case of non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, Q2 adjusts the corresponding GAAP expense to exclude stock-based compensation. Non-GAAP Operating Expense is calculated by taking the sum of non-GAAP sales and marketing expenses, non-GAAP research and development expense, and non-GAAP general and administrative expense. In the case of non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP net income (loss) per share, Q2 adjusts operating loss and net loss, respectively, for stock-based compensation, acquisition related costs, amortization of acquired technology, amortization of acquired intangibles, unoccupied lease charges, loss on extinguishment of debt and the impact to deferred revenue from purchase accounting, and with respect to non-GAAP net income, amortization of debt discount and issuance costs and loss on extinguishment of debt. In the case of non-GAAP diluted weighted-average number of common shares outstanding, Q2 adjusts diluted weighted-average number of common shares outstanding by the weighted-average effect of potentially dilutive shares which include (i) employee equity incentive plans, excluding the impact of unrecognized stock-based compensation expense and (ii) convertible senior notes outstanding and related warrants including the anti-dilutive impact of note hedge and capped call agreements on convertible senior notes outstanding.

There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss). As a result, these non-GAAP financial measures have limitations and should be considered in addition to, not as a substitute for or superior to, the closest GAAP measures, or other financial measures prepared in accordance with GAAP. A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Q2's management uses these non-GAAP measures as measures of operating performance; to prepare Q2's annual operating budget; to allocate resources to enhance the financial performance of Q2's business; to evaluate the effectiveness of Q2's business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of Q2's results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communication with our board of directors concerning Q2's financial performance.

Forward-looking Statements

This press release contains forward-looking statements, including statements about: our expectations regarding momentum with our Emerging Businesses, including increasing adoption of the Q2 Innovation Studio ecosystem; our areas of focus for the second half of 2022; the current uncertain and challenging economic conditions and the impact such conditions may have on Q2's business and performance in the second half of 2022 and beyond; and, Q2's quarterly and annual financial guidance. The forward-looking statements contained in this press release are based upon Q2's historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) the risk of increased or new competition in our existing markets and as we enter new markets or new sections of existing markets, or as we offer new solutions; (b) risks associated with the development of and changes to the market for our solutions compared to our expectations; (c) quarterly fluctuations in our operating results relative to our expectations and guidance and the accuracy of our forecasts; (d) the risks associated with anticipated higher operating expenses in 2022 and beyond; (e) the impact that inflation, rising interest rates or a slowdown in the economy, financial markets and credit markets may have on End User usage of our solutions and on our customers', prospects and our business sales cycles, our prospects' and customers' spending decisions, including for discretionary aspects of our solutions, and timing of implementation decisions; (f) the risks and increased costs associated with managing growth and the challenges associated with improving operations and hiring, retaining and motivating employees to support such growth, particularly in light of the macroeconomic impacts of the novel coronavirus disease, or COVID-19, including increased employee turnover, labor shortages, wage inflation and extreme competition for talent; (g) the risk that the COVID-19 pandemic and the associated efforts to limit its spread continue to negatively impact or disrupt the markets for our solutions and that the markets for our solutions do not return to normal or grow as anticipated; (h) risks associated with the general economic and geopolitical impacts of Russia's invasion of Ukraine, including the heightened risk of cyber-attacks on financial services and other critical infrastructure, and continued or increased inflation caused by increased energy costs or other unpredictable economic impacts that may negatively affect demand for our solutions; (i) the challenges and costs associated with selling, implementing and supporting our solutions, particularly for larger customers with more complex requirements and longer implementation processes, including risks related to the timing and predictability of sales of our solutions and the impact that the timing of bookings may have on our revenue and financial performance in a period; (j) the risk that errors, interruptions or delays in our solutions or Web hosting negatively impacts our business and sales; (k) risks associated with cyberattacks, data and privacy breaches and breaches of security measures within our products, systems and infrastructure or the products, systems and infrastructure of third parties upon which we rely and the resultant costs and liabilities and harm to our business and reputation and our ability to sell our solutions; (l) the difficulties and risks associated with developing and selling complex new solutions and enhancements with the technical and regulatory specifications and functionality required by our customers and relevant governmental authorities; (m) risks associated with our sales and marketing capabilities, including partner relationships and the length, cost and unpredictability of our sales cycle; (n) the risks inherent in third-party technology and implementation partnerships that could cause harm to our business; (o) the risk that we will not be able to maintain historical contract terms such as pricing and duration; (p) the general risks associated with the complexity of our customer arrangements and our solutions; (q) the risks associated with integrating acquired companies and successfully selling and maintaining their solutions; (r) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; (s) the risks associated with further consolidation in the financial services industry; (t) risks associated with selling our solutions internationally and with our international operations; and (u) the risk that our debt repayment obligations may adversely affect our financial condition and cash flows from operations in the future and that we may not be able to obtain capital when desired or needed on favorable terms.

Additional information relating to the uncertainty affecting the Q2 business is contained in Q2's filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Relations section of Q2's website at http://investors.Q2.com/. These forward-looking statements represent Q2's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

MEDIA CONTACT:	INVESTOR CONTACT:
Jean Kondo	Josh Yankovich
Q2 Holdings, Inc.	Q2 Holdings, Inc.
M: +1-510-823-4728	O: +1-512-682-4463
jean.kondo@Q2.com	josh.yankovich@Q2.com

Q2 Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$211,127	$322,848
Restricted cash	2,965	2,973
Investments	188,222	104,878
Accounts receivable, net	46,065	46,979
Contract assets, current portion, net	3,217	1,845
Prepaid expenses and other current assets	13,744	10,531
Deferred solution and other costs, current portion	23,551	25,076
Deferred implementation costs, current portion	7,316	7,320
Total current assets	496,207	522,450
Property and equipment, net	62,572	66,608
Right of use assets	48,735	52,278
Deferred solution and other costs, net of current portion	27,568	26,930
Deferred implementation costs, net of current portion	18,221	17,039
Intangible assets, net	150,897	162,461
Goodwill	512,869	512,869
Contract assets, net of current portion and allowance	24,661	22,103
Other long-term assets	1,966	2,307
Total assets	$1,343,696	$1,385,045

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$44,274	$60,665
Convertible notes, current portion	10,871	—
Deferred revenues, current portion	95,816	98,692
Lease liabilities, current portion	9,330	9,001
Total current liabilities	160,291	168,358
Convertible notes, net of current portion	656,469	551,598
Deferred revenues, net of current portion	24,327	29,168
Lease liabilities, net of current portion	56,646	61,374
Other long-term liabilities	5,024	4,251
Total liabilities	902,757	814,749

Stockholders' equity:
Common stock	6	6
Additional paid-in capital	943,607	1,064,358
Accumulated other comprehensive loss	(2,566)	(135)
Accumulated deficit	(500,108)	(493,933)
Total stockholders' equity	440,939	570,296
Total liabilities and stockholders' equity	$1,343,696	$1,385,045

Q2 Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Revenues (1)	$140,309	$123,573	$274,380	$240,093
Cost of revenues (2)	77,421	68,233	151,093	131,552
Gross profit	62,888	55,340	123,287	108,541

Operating expenses:
Sales and marketing	26,477	20,587	51,743	40,403
Research and development	31,832	29,429	62,963	56,224
General and administrative	23,285	18,704	43,853	37,538
Acquisition related costs	527	1,188	530	2,038
Amortization of acquired intangibles	4,422	4,563	8,844	8,982
Unoccupied lease charges (3)	129	812	537	812
Total operating expenses	86,672	75,283	168,470	145,997
Loss from operations	(23,784)	(19,943)	(45,183)	(37,456)
Total other income (expense), net	(1,098)	(10,006)	(1,894)	(18,013)
Loss before income taxes	(24,882)	(29,949)	(47,077)	(55,469)
Provision for income taxes	(340)	(178)	(1,704)	(313)
Net loss	$(25,222)	$(30,127)	$(48,781)	$(55,782)
Other comprehensive gain (loss):
Unrealized gain (loss) on available-for-sale investments	(544)	(14)	(1,617)	5
Foreign currency translation adjustment	(724)	(37)	(814)	(35)
Comprehensive loss	$(26,490)	$(30,178)	$(51,212)	$(55,812)

Net loss per common share:
Net loss per common share, basic and diluted	$(0.44)	$(0.53)	$(0.85)	$(0.99)
Weighted average common shares outstanding, basic and diluted	57,234	56,360	57,125	56,081

(1) Includes deferred revenue reduction from purchase accounting of $0.2 million and $0.6 million for the three months ended June 30, 2022 and 2021, respectively, and $0.4 million and $1.1 million for the six months ended June 30, 2022 and 2021, respectively.

(2) Includes amortization of acquired technology of $5.6 million for each of the three months ended June 30, 2022 and 2021, and $11.2 million and $10.8 million for the six months ended June 30, 2022 and 2021, respectively.

(3) Unoccupied lease charges include costs related to the early vacating of various facilities, partially offset by anticipated sublease income from these facilities. For the three and six months ended June 30, 2022, the charges related to an updated assessment of facilities in Texas, North Carolina and Georgia, and for the three and six months ended June 30, 2021, the charges related to an updated assessment of facilities in Georgia and Texas.

Q2 Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(48,781)	$(55,782)
Adjustments to reconcile net loss to net cash from operating activities:
Amortization of deferred implementation, solution and other costs	11,091	11,614
Depreciation and amortization	29,946	26,498
Amortization of debt issuance costs	1,367	1,045
Amortization of debt discount	—	13,054
Amortization of premiums on investments	577	458
Stock-based compensation expense	33,425	27,392
Deferred income taxes	857	72
Loss on extinguishment of debt	—	1,513
Other non-cash charges	883	1,221
Changes in operating assets and liabilities	(43,760)	(21,076)
Net cash provided by (used in) operating activities	(14,395)	6,009
Cash flows from investing activities:
Net maturities (purchases) of investments	(85,555)	37,558
Purchases of property and equipment	(5,097)	(14,379)
Business combinations, net of cash acquired	—	(64,652)
Capitalized software development costs	(9,485)	(2,307)
Net cash used in investing activities	(100,137)	(43,780)
Cash flows from financing activities:
Payments for repurchases of convertible notes	—	(63,692)
Proceeds from bond hedges related to convertible notes	—	26,295
Payments for warrants related to convertible notes	—	(19,655)
Proceeds from exercise of stock options and ESPP	2,803	4,565
Net cash provided by (used in) financing activities	2,803	(52,487)
Net decrease in cash, cash equivalents, and restricted cash	(111,729)	(90,258)
Cash, cash equivalents, and restricted cash, beginning of period	325,821	411,185
Cash, cash equivalents, and restricted cash, end of period	$214,092	$320,927

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP revenue	$140,309	$123,573	$274,380	$240,093
Deferred revenue reduction from purchase accounting	169	595	411	1,123
Non-GAAP revenue	$140,478	$124,168	$274,791	$241,216

GAAP gross profit	$62,888	$55,340	$123,287	$108,541
Stock-based compensation	3,335	2,763	6,074	5,298
Amortization of acquired technology	5,603	5,604	11,207	10,761
Acquisition related costs	—	106	—	222
Deferred revenue reduction from purchase accounting	169	595	411	1,123
Non-GAAP gross profit	$71,995	$64,408	$140,979	$125,945

Non-GAAP gross margin:
Non-GAAP gross profit	$71,995	$64,408	$140,979	$125,945
Non-GAAP revenue	140,478	124,168	274,791	241,216
Non-GAAP gross margin	51.3%	51.9%	51.3%	52.2%

GAAP sales and marketing expense	$26,477	$20,587	$51,743	$40,403
Stock-based compensation	(4,012)	(2,930)	(7,338)	(5,467)
Non-GAAP sales and marketing expense	$22,465	$17,657	$44,405	$34,936

GAAP research and development expense	$31,832	$29,429	$62,963	$56,224
Stock-based compensation	(3,850)	(3,506)	(6,702)	(6,651)
Non-GAAP research and development expense	$27,982	$25,923	$56,261	$49,573

GAAP general and administrative expense	$23,285	$18,704	$43,853	$37,538
Stock-based compensation	(6,320)	(4,428)	(11,422)	(9,306)
Non-GAAP general and administrative expense	$16,965	$14,276	$32,431	$28,232

GAAP operating loss	$(23,784)	$(19,943)	$(45,183)	$(37,456)
Deferred revenue reduction from purchase accounting	169	595	411	1,123
Stock-based compensation	17,517	13,627	31,536	26,722
Acquisition related costs	527	1,294	530	2,260
Amortization of acquired technology	5,603	5,604	11,207	10,761
Amortization of acquired intangibles	4,422	4,563	8,844	8,982
Unoccupied lease charges	129	812	537	812
Non-GAAP operating income	$4,583	$6,552	$7,882	$13,204

GAAP net loss	$(25,222)	$(30,127)	$(48,781)	$(55,782)
Deferred revenue reduction from purchase accounting	169	595	411	1,123
Loss on extinguishment of debt	—	1,513	—	1,513
Stock-based compensation	17,517	13,627	31,536	26,722
Acquisition related costs	527	1,294	530	2,260
Amortization of acquired technology	5,603	5,604	11,207	10,761
Amortization of acquired intangibles	4,422	4,563	8,844	8,982
Unoccupied lease charges	129	812	537	812
Amortization of debt discount and issuance costs	691	7,093	1,367	14,099
Non-GAAP net income	$3,836	$4,974	$5,651	$10,490

Reconciliation from diluted weighted-average number of common shares as reported to Non-GAAP diluted weighted-average number of common shares
Diluted weighted-average number of common shares, as reported	57,234	56,360	57,125	56,081
Non-GAAP weighted-average effect of potentially dilutive shares	285	1,025	386	1,365
Non-GAAP diluted weighted-average number of common shares	57,519	57,385	57,511	57,446

Calculation of non-GAAP income per share:
Non-GAAP net income	$3,836	$4,974	$5,651	$10,490
Non-GAAP diluted weighted-average number of common shares	57,519	57,385	57,511	57,446
Non-GAAP net income per share	$0.07	$0.09	$0.10	$0.18

Reconciliation of GAAP net loss to adjusted EBITDA:
GAAP net loss	$(25,222)	$(30,127)	$(48,781)	$(55,782)
Depreciation and amortization	15,027	13,586	29,946	26,498
Stock-based compensation	17,517	13,627	31,536	26,722
Provision for income taxes	340	178	1,704	313
Interest and other (income) expense, net	1,176	8,388	1,838	16,295
Acquisition related costs	527	1,294	530	2,260
Unoccupied lease charges	129	812	537	812
Loss on extinguishment of debt	—	1,513	—	1,513
Deferred revenue reduction from purchase accounting	169	595	411	1,123
Adjusted EBITDA	$9,663	$9,866	$17,721	$19,754

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Revenue Outlook
(in thousands)

	Q3 2022 Outlook		Full Year 2022 Outlook
	Low	High	Low	High

GAAP Revenue	$145,658	$147,658	$576,818	$580,818
Deferred revenue reduction from purchase accounting	142	142	682	682
Non-GAAP revenue	$145,800	$147,800	$577,500	$581,500